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Exhibit 23.4

Consent of Nominee for Director
of Eagle Bulk Shipping Inc.

        I hereby consent to the reference to me under the caption "Management" in the registration statement on Form S-1 and related prospectus of Eagle Bulk Shipping Inc. as shall be filed with the U.S. Securities and Exchange Commission on or about April 1, 2005, and any and all amendments thereto.

                      /s/    David B. Hiley

                      Name: David B. Hiley
                      Date:    April 1, 2005

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Consent of Nominee for Director of Eagle Bulk Shipping Inc.